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Exhibit 4.26

Molson Coors Brewing Company,

as Issuer;

The Guarantors Named Herein,

as Guarantors;

and

Deutsche Bank Trust Company Americas,

as Trustee

INDENTURE

Dated as of June [    ], 2007

CROSS-REFERENCE TABLE

	TIA Section	Indenture Section
310	(a)(1)	7.11
	(a)(2)	7.11
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.11
	(c)	N.A
311	(a)	7.12
	(b)	7.12
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	11.02
	(d)	7.06
314	(a)	4.02; 4.03
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.05
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	11.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

        INDENTURE dated as of June [    ], 2007, among Molson Coors Brewing Company, a Delaware corporation (the "Company"), Coors Brewing Company, a Colorado corporation, Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, Coors Distributing Company, a Colorado corporation, Coors International Market Development, L.L.L.P., a Colorado limited liability limited partnership, Coors Global Properties, Inc., a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the "Securities"):

ARTICLE I
Definitions and Incorporation by Reference

        Section 1.01    Definitions.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the board of directors of the Company or pursuant to authorization by the board of directors of the Company and to be in full force and effect on the date of the certificate and delivered to the Trustee.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Business Day" means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        "Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        "Company Order" means a written order signed in the name of the Company by an Officer who must be the Company's principal executive officer, principal financial officer or principal accounting officer.

        "Corporate Trust Office" means the principal office of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor—MS NYC60-2710, New York, New York 10005, Attention: Trust & Securities Services, or such other address as the Trustee may designate from time to time by notice to the holders, the Company and the Guarantors, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Company and the Guarantors).

        "Custodian" means the Trustee in its capacity as custodian of the Securities in global form or any successor custodian.

        "Default" means any event which is, or after notice or passage of time or otherwise would be, an Event of Default.

        "Definitive Security" means a certificated Security registered in the name of the holder thereof (which is a Person other than the Depositary or its nominee) and issued in accordance with Section 2.13 hereof.

        "Depositary" means The Depository Trust Company or such successor or additional clearing agency registered under the Exchange Act as shall have been appointed and become such pursuant to the applicable provisions of this Indenture, whereafter "Depositary" shall mean or include such successor or additional clearing agency.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

        (1)   the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

        (2)   statements and pronouncements of the Financial Accounting Standards Board;

        (3)   such other statements by such other entity as approved by a significant segment of the accounting profession; and

        (4)   the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

        "Global Security" means a Security (1) which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or with a Board Resolution and pursuant to a Company Order, (2) which shall be registered in the name of the Depositary or its nominee and (3) which shall represent, and shall be denominated in, an amount equal to the aggregate principal amount of all the outstanding Securities or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the Global Security Legend.

        "Global Security Legend" means the legend set forth in Section 2.13(c), which is required to be placed on all Global Securities issued under this Indenture.

        "Guarantors" means Coors Brewing Company, Molson Coors Capital Finance ULC, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Global Properties, Inc., Molson Coors International LP, CBC Holdco, Inc., MCBC International Holdco, Inc., Molson Coors International General, ULC, Coors International Holdco, ULC, Molson Coors Callco

ULC and any of the Company's future Subsidiaries or any one or combination of such Subsidiaries to the extent designated in accordance with Section 9.01(3) as a "Guarantor."

        "Guaranty" means each guaranty of the Guaranteed Obligations by a Guarantor as provided for in this Indenture.

        "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Guaranteed Obligations on the terms provided for in this Indenture.

        "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

        "Indebtedness" means, with respect to any Person:

        (1)   indebtedness for money borrowed of such Person, whether outstanding on the date of this Indenture or thereafter incurred; and

        (2)   indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

        "Indenture" means this Indenture dated as of June [    ], 2007 among the Company, the Guarantors and the Trustee, as amended or supplemented from time to time.

        "interest" means, when used with reference to the Securities, any interest payable under the terms of the Securities, including Additional Interest, if any.

        "Interest Payment Date" means the dates specified in the Securities for the payment of any installment of interest on the Securities.

        "Issue Date" means the date on which the initial Securities are first issued.

        "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

        "Officer" means, with respect to any Person (other than the Trustee), the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of such Person.

        "Officers' Certificate" means a certificate signed by two Officers of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Participant" means a Person who has an account with the Depositary.

        "Person" means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "principal" of a Security means the principal of the Security payable on the Security which is due or overdue or is to become due at the relevant time.

        "SEC" means the United States Securities and Exchange Commission.

        "Security" or "Securities" means each security issued formally by the Company under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Senior Indebtedness" means, with respect to any Person, Indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities or the Guaranty, as the case may be; provided, however, that Senior Indebtedness shall not include:

        (1)   any Indebtedness of such Person owing to the Company or any affiliate of the Company; or

        (2)   any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness of such Person.

        "Significant Subsidiary" means any Subsidiary of the Company that would be a "Significant Subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity more than 50% of the outstanding Voting Stock of which at the time of determination is owned or cOntrolled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of this Indenture.

        "Trustee" means the party named as such in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, means such successor.

        "Trust Officer" means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

        "U.S. Dollar," "U.S.$" and "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof.

        Section 1.02    Other Definitions.

TERM	Defined in Section
"Additional Interest"	6.13
"Additional Interest Notice"	4.06
"Agent"	2.04
"Bankruptcy Law"	6.01
"Conversion Agent"	2.04
"CUSIP"	2.14
"Event of Default"	6.01
"Guaranteed Obligations"	10.01
"ISIN"	2.14
"Paying Agent"	2.04
"Registrar"	2.04
"Retiring Trustee"	7.09
"Service Agent"	2.04
"Successor Company"	5.01

        Section 1.03    Incorporation by Reference of Trust Indenture Act.    This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "Commission" means the SEC;

        "indenture securities" means the Securities and the Guaranties;

        "indenture security holder" means a Securityholder;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        Section 1.04    Rules of Construction.    Unless the context otherwise requires:

        (1)   a term has the meaning assigned to it;

        (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3)   "or" is not exclusive;

        (4)   "including" means including without limitation;

        (5)   words in the singular include the plural and words in the plural include the singular;

        (6)   provisions apply to successive events and transactions; and

        (7)   references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II
The Securities

        Section 2.01     Amount Unlimited; Terms of Securities.    The aggregate principal amount of Securities that may be executed, authenticated and delivered under this Indenture is unlimited. All Securities shall be substantially identical except as provided in Section 2.15. At or prior to the issuance of any Securities, the following shall be established in one or more supplemental indentures hereto:

        (a)   the title of the Securities;

        (b)   the date or dates on which the principal of the Securities is payable;

        (c)   the rate or rates at which the Securities shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest, shall be payable, the record dates, for the determination of Holders thereof to whom such interest is payable, and the basis upon which such interest will be calculated;

        (d)   the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal and interest with respect to the Securities shall be payable or the method of such payment, if by wire transfer, mail or other means;

        (e)   the terms and conditions upon which the Company shall be required to purchase the Securities at the option of a Holder thereof;

        (f)    the terms and conditions upon which the Securities will be convertible into the Company's common stock, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions; and

        (g)   any other terms of Securities (which terms shall not be prohibited by, or inconsistent with, the provisions of this Indenture).

        Section 2.02    Form and Dating.    The form of the Securities and the corresponding Trustee's certificate of authentication shall be attached as an exhibit to a supplemental indenture hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.

        Section 2.03    Execution and Authentication.    One Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the supplemental indenture hereto upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication.

        Prior to the issuance of Securities, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) one or more supplemental indentures hereto establishing the form of the Securities and the terms of the Securities, (b) an Officers' Certificate complying with Section 11.04, and (c) an Opinion of Counsel complying with Section 11.04.

        The Trustee may decline to authenticate and deliver any Securities: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then-outstanding Securities.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or Service Agent.

        The Securities shall be issuable only in book-entry form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

        Section 2.04    Paying Agent, Registrar, Service Agent and Conversion Agent.    The Company shall maintain an office or agency in the Borough of Manhattan, the City and State of New York where the Securities may be presented or surrendered for payment ("Paying Agent"), where the Securities may be presented for registration of transfer or exchange ("Registrar"), where the Securities may be presented for conversion ("Conversion Agent") and where notices and demands to or upon the Company in respect of the Securities and this Indenture (not including, however, service of process) may be served ("Service Agent" and collectively with the Paying Agent, the Registrar and the Conversion Agent, the "Agents" and each, an "Agent"). The Trustee, as Registrar, shall keep a register with respect to the Securities and to their transfer and exchange. The Company shall give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent, Conversion Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent, Conversion Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands (other than service of process) may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more co-registrars, additional paying agents, additional conversion agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent, Conversion Agent and Service Agent as specified in this Section 2.04 for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent; and the term "Service Agent" includes any additional service agent.

        The Company hereby appoints the Trustee as the initial Registrar, Paying Agent, Conversion Agent and Service Agent for the Securities.

        Section 2.05    Paying Agent to Hold Money in Trust.    The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of the Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of the Securities all money held by it as Paying Agent.

        Section 2.06    Securityholder Lists.    The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities and shall otherwise comply with TIA section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing, at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of the Securities.

        Section 2.07    Transfer and Exchange.    When Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities containing identical terms and provisions, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate and deliver Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company or Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 9.05).

        Section 2.08    Replacement Securities.    If any mutilated Security is surrendered to the Trustee, the Company shall issue and execute and, if the requirements of Section 8-405 of the New York Uniform Commercial Code, as in effect from time to time, are met and the Holder satisfies any other reasonable requirements of the Company or the Trustee, the Trustee shall authenticate and deliver in exchange therefor a new Security containing identical terms and provisions and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or a Trust Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security containing identical terms and provisions and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 2.09    Outstanding Securities.    The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) has received on time from the Company and holds on the Maturity of Securities money sufficient to pay such Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

        Section 2.10    Temporary Securities.    Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate Definitive Securities of the same date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the Definitive Securities.

        Section 2.11    Cancellation.    The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities according to its normal operating procedures (subject to the record retention requirements of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has redeemed, paid or delivered to the Trustee for cancellation.

        Section 2.12    Defaulted Interest.    If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Securities on a subsequent special record date. The Company shall fix such record date and payment date. At least 30 days before the record date, the Company shall mail, first class, to the Trustee and to each Holder of the Securities a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

        Section 2.13    Global Securities.

            (a)    Issuance of Global Securities.    The Securities shall be initially evidenced by one or more Global Securities. Beneficial interests in a Global Security shall be represented through book-entry accounts, to be established and maintained by the Depositary.

            (b)    Transfer and Exchange.    Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Definitive Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act or other applicable law, and, in either case, the Company fails to appoint a successor Depositary, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

        Except as provided in this Section 2.13(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary with the prior written consent of the Company.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same continuing indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            (c)    Legend.    Any Global Security issued hereunder shall bear a legend in substantially the following form:

    "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF"

            (d)    Acts of Holders.    (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (ii)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

              (iii)  The ownership of Securities shall be proved by the register maintained by the Registrar.

              (iv)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (v)  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

        The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

            (e)    Payments.    Notwithstanding the other provisions of this Indenture, (i) payment of the principal of and interest on any Global Security shall be made by the Company or a Paying Agent to the Depositary or its nominee, as the case may be, as registered holder of the Global Security, and (ii) if an Event of Default specified in Section 6.01(1) or (2) shall have occurred and is continuing on a day on which payment with respect to the Securities is made, the Company or the Paying Agent, as the case may be, shall pay any such amounts to be paid to the Holders of such Securities (other than amounts received pursuant to Article VIII) ratably, without preference or priority of any kind. Payments on each Global Security shall be made by the Company or a Paying Agent either by check dated the applicable payment date and delivered to the Depositary or its nominee, as the case may be, two Business Days before the payment date or by wire transfer of immediately available funds by 12:00 p.m. on the payment date. As long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, shall be considered the sole owner of the Global Security for the purposes of receiving payment on such Global Security. Payments on any Definitive Security shall be made by the Company or a Paying Agent either by check dated the applicable payment date and delivered at the office of the Paying Agent or at the Corporate Trust Office of the Trustee; provided, however, that at the option of the Company such payment may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder holding an aggregate principal amount of Definitive Securities in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company (which the Company shall promptly forward to the Trustee and the Paying Agent) at least 10 Business Days prior to the payment date.

            (f)    Consents, Declaration and Directions.    Except as provided in Section 2.13(e), the Company, the Trustee and each Paying Agent shall treat a person as the Holder of such principal amount of outstanding Securities represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

        Section 2.14    CUSIP Numbers.    The Company in issuing the Securities may use numbers assigned by the Committee on Uniform Securities Identification Procedures ("CUSIP") and corresponding International Securities Identification Numbers ("ISIN") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in any notices of redemption under any supplemental indenture hereto as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

        Section 2.15    Additional Securities.

        (a)   The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of any Holder, issue pursuant to this Indenture additional securities ("Additional Securities") that shall have terms and conditions and "CUSIP" numbers identical to those of the other outstanding Securities, except with respect to:

            (i)  the issue date;

           (ii)  the amount of interest payable on the first Interest Payment Date therefor;

          (iii)  the issue price; and

          (iv)  any Additional Interest payable as provided in Section 6.13,

  Any Additional Securities and the Securities issued on the Issue Date shall be treated as a single class for all purposes and any such Additional Securities will vote on all matters as one class with the Securities issued on the Issue Date. For purposes of this Indenture, references to the Securities include Additional Securities, if any.

        (b)   With respect to any Additional Securities, the Company shall set forth in an Officers' Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which will be delivered to the Trustee, the following information:

            (i)  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

           (ii)  the issue date and the issue price of such Additional Securities; provided that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

        In addition, the Company shall deliver to the Trustee an Opinion of Counsel in accordance with Section 11.04 hereof certifying as to the satisfaction of all conditions precedent to the authentication by the Trustee of such Additional Securities.

ARTICLE III
Redemption

        Section 3.01    Redemption.    The Securities will not be subject to redemption at the option of the Company.

ARTICLE IV
Covenants

        Section 4.01    Payment of Securities.    The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, interest on, and other amounts payable (if any) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent has received on time from the Company and holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

        The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        Payment of the principal of and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Section 4.02    SEC Reports.    The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall, unless such information, documents or reports are available on the SEC's EDGAR filing system (or any successor thereto), be filed with the Trustee within 15 days after the same is so required to be filed with the SEC.

        Section 4.03    Compliance Certificate.    The Company shall deliver to the Trustee within 120 days after the end of its respective fiscal year (and at least once in each 12 month period) and at any other reasonable time upon the demand of the Trustee an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any Default and that the Company has complied with all requirements contained in this Indenture that, if not complied with, would constitute a Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with section 314(a)(4) of the TIA.

        Section 4.04    Further Instruments and Acts.    Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

        Section 4.05    Future Guarantors.    The Company shall cause each of its Subsidiaries that guarantees any Senior Indebtedness of the Company after the Issue Date to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10.

        Section 4.06    Additional Interest Notice.    In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to Section 6.13 hereof, the Company shall provide a direction or order in the form of a written notice ("Additional Interest Notice") to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company's obligation to pay Additional Interest no later than ten Business Days prior to the proposed payment date set for the payment of Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine whether Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

ARTICLE V
Merger and Consolidation

        Section 5.01    When the Company or Guarantors May Merge or Transfer Assets.    (a) Neither the Company nor, unless otherwise permitted pursuant to Section 10.06 hereof, any of the Guarantors shall consolidate or amalgamate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

        (1)   (A) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (B) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and (C) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

        (2)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale or transfer and such supplemental indenture (if any) comply with this Indenture.

        For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Upon any transaction in accordance with this Section 5.01(a), the Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

        (b)   The Company shall not permit any Guarantor to consolidate or amalgamate with or merge with or into, or sell, convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (1) except upon the occurrence of one of the events referred to clause (i), (ii) or (iii) of Section 10.06, the resulting, surviving or transferee Person (if not such Guarantor) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person shall expressly assume all the obligations of such Guarantor, if any, under its Guaranty; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of

Counsel, each stating that such consolidation, amalgamation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

ARTICLE VI
Defaults and Remedies

        Section 6.01     Events of Default.    Each of the following constitutes an "Event of Default":

        (1)   the Company defaults in any payment of any installment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

        (2)   the Company defaults in the payment of any installment of principal of any Security when the same becomes due and payable at its stated maturity, upon declaration of acceleration, notice of option to elect repayment or otherwise;

        (3)   the Company or any Guarantor fails to comply with any of its covenants in the Securities or this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 90 days after the notice specified below;

        (4)   the payment of any Indebtedness of the Company, any Guarantor or any Significant Subsidiary in a principal amount exceeding $50,000,000 is accelerated as a result of the failure of the Company, such Guarantor or such Significant Subsidiary to perform any covenant or agreement applicable to such Indebtedness, which acceleration is not rescinded or annulled within 60 days after written notice thereof or is not paid when otherwise due after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness;

        (5)   the Company pursuant to or within the meaning of any Bankruptcy Law applicable to it:

          (A)  commences a voluntary case;

          (B)  consents to the entry of an order for relief against it in an involuntary case;

          (C)  consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D)  makes a general assignment for the benefit of its creditors;

  or takes any comparable action under any foreign laws relating to insolvency and applicable to it; or

        (6)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law applicable to the Company that:

          (A)  is for relief against the Company in an involuntary case;

          (B)  appoints a Custodian of the Company or for any substantial part of its property; or

          (C)  orders the winding up or liquidation of the Company;

  or any similar relief is granted under any foreign laws applicable to the Company and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11, United States Code, or any similar United States federal or state law for the relief of debtors. The term "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (3) is not an Event of Default until the Trustee notifies, or the holders of at least 25% in principal amount of the outstanding Securities notify, the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), its status and what action the Company is taking or proposes to take with respect thereto.

        Additional Events of Default may be provided for in any supplemental indenture hereto.

        Section 6.02    Acceleration.    If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) and except as otherwise provided in Section 6.13) occurs and is continuing, the Trustee, in its discretion, by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal amount of, and accrued and unpaid interest on, all the Securities to be due and payable. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, the principal amount of and interest on all the outstanding Securities issued pursuant to this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee and the Company may rescind an acceleration of the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of or interest on the Securities that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 6.03    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may in its discretion pursue any available remedy to collect the payment of the principal amount of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may in its discretion maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        Section 6.04    Waiver of Past Defaults.    The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of or interest on any Security, or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of Securities affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        Section 6.05    Control by Majority.    The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of Securities or that would expose the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Section 6.06    Limitation on Suits.    Except to enforce the right to receive payment of the principal amount of or interest on a Security when due, no Holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

        (1)   the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

        (2)   the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

        (3)   such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

        (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

        (5)   the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

        Section 6.07    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any payment with respect to the Securities, shall not be impaired or affected without the consent of such Holder.

        Section 6.08    Collection Suit by Trustee.    If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        Section 6.09    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of and as directed by the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

        Section 6.10    Priorities.    If the Trustee collects any money or property pursuant to this Article 6 (including Section 6.08) with respect to the Securities, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

        Section 6.11    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

        Section 6.12    Waiver of Stay or Extension Laws.    The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee or any Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

        Section 6.13    Sole Remedy for Failure to Report.    Notwithstanding any other provision of this Indenture, the sole remedy of Holders under this Indenture for an Event of Default relating to the failure of the Company to comply with its obligations under Section 4.02 will for the 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest ("Additional Interest") on the Securities at an annual rate equal to 0.25% of the aggregate principal amount of the Securities to and including the 60th day following the occurrence of such Event of Default and at an annual rate of 0.50% of the aggregate principal amount of the Securities from and including the 61st day following the occurrence of such Event of Default. In no event will Additional Interest under this Section accrue at a rate exceeding 0.50% per annum. Any such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 4.02 first occurs to, but not including, the 365th day thereafter (or, if applicable, the earlier date on which the Event of Default relating to a failure to comply with Section 4.02 shall have been cured or waived). If such Event of Default is continuing on the 365th day after an Event of Default relating to a failure to comply with Section 4.02 first occurs, the Securities will be subject to acceleration and other remedies as provided in this Article 6.

ARTICLE VII
Trustee

        Section 7.01    Duties of Trustee.    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (b)   The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no other duties, covenants or obligations shall be implied or read into this Indenture otherwise or inferred against the Trustee; and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of paragraph (b) of this Section;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        (f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

        (h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and, where applicable by law to the Trustee, to the provisions of the TIA and other applicable law.

        (i)    In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly, in good faith and in a commercially reasonable manner and exercise that degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances.

        Section 7.02    Rights of Trustee.    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

        (c)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e)   At the Company's expense, the Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f)    The Trustee shall have the right to disclose any information disclosed or released to it if in the opinion of the Trustee, or its legal counsel, it is required to disclose under any applicable laws, court order or administrative directions. The Trustee shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure.

        (g)   Notwithstanding anything to the contrary which may be contained herein, the Trustee shall not have any obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon the express written instructions of the Company or Securityholders as the case may be. If any provision of this Indenture imposes any obligation or determination to be taken or made by the Trustee and such provision does not expressly state who shall instruct or advise the Trustee, then such instruction or advice shall be required to be provided to the Trustee by Board Resolution.

        (h)   The Trustee and its Affiliates may buy, sell lend upon and deal in the Securities and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

        Section 7.03    Individual Rights of Trustee.    The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Service Agent, Paying Agent, Conversion Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        Section 7.04    Trustee's Disclaimer.    The Trustee shall not be responsible for, nor does it make any representation as to, the validity or adequacy of this Indenture, the Securities or any offering materials, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

        Section 7.05    Notice of Defaults.    If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the purchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the best interests of Securityholders and so advises the Company in writing. Where notice of the occurrence of a Default is given by the Trustee and the Default is thereafter cured, notice that the Default is no longer continuing shall be given by the Trustee to the Securityholders within a reasonable time, but not exceeding 90 days, after the Default has been cured.

        Section 7.06    Reports by Trustee to Holders.    If required by section 313(a) of the TIA, as promptly as practicable after each May 15, beginning with May 15, 2007, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA section 313(a). The Trustee also shall comply with TIA section 313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any stock exchange and of any delisting thereof.

        Section 7.07    Compensation and Indemnity.    The Company shall pay to the Trustee from time to time reasonable compensation for its services or such compensation which they shall otherwise agree to in writing. Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with this Indenture or any matter relating to it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) it may incur in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any matter for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. If a claim is brought against the Trustee, the Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee directly as a result of the Trustee's own willful misconduct, negligence or bad faith.

        In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Company shall indemnify and hold the Trustee, its officers, directors, employees, representatives and agents harmless from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements, including any and all reasonable legal and adviser fees and disbursements of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee in connection with its acting as Trustee hereunder unless arising from the negligence, willful misconduct or breach of its duties as set forth in Section 7.01(i) on the part of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive the removal, or resignation of the Trustee, discharge of this Indenture and termination of any trust created hereby.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property received from the Company and held in trust to pay principal of and interest on particular Securities.

        The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        Section 7.08    Experts.    The Trustee may appoint such agents and employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them. The Trustee may, at the expense of the Company, pay remuneration for all services performed for it in the discharge of the trusts hereof without taxation for costs or fees of any counsel, solicitor or attorney. The Trustee may act and rely and shall be protected in acting and relying on in good faith on the opinion or advice of or information obtained from any agent, counsel, accountant, engineer, appraiser or other expert or adviser, whether retained or employed by the Company, Securityholders or the Trustee, in relation to any matter arising in the performance of its duties under this Indenture.

        Section 7.09    Replacement of the Trustee.    The Trustee may resign at any time by so notifying the Company not less than 60 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

        (1)   the Trustee fails to comply with Section 7.11;

        (2)   the Trustee is adjudged bankrupt or insolvent;

        (3)   a receiver or other public officer takes charge of the Trustee or its property; or

        (4)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities or if a vacancy exists in the office of the Trustee for any reason (the Trustee in each such event being referred to herein as the "Retiring Trustee"), the Company shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Company. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to the outstanding Securityholders. The Retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        If a successor Trustee does not take office within 60 days after the Retiring Trustee resigns or is removed, the Retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.11, any outstanding Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the Retiring Trustee.

        Section 7.10    Successor Trustee by Merger.    If the Trustee consolidates or amalgamates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion, amalgamation or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

        Section 7.11    Eligibility; Disqualification.    (a) The Trustee shall at all times satisfy the requirements of TIA section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA section 310(b); provided, however, that there shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA section 310(b)(1) are met.

        (b)   The Trustee represents and warrants to the Company that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest (including a conflicting interest as defined in Section 310(b) of the TIA) exists in respect of any the Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Company at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Securities shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

        Section 7.12    Preferential Collection of Claims Against Company.    The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). The Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated.

        Section 7.13    Securityholder List.    A Securityholder may, upon payment to the Trustee of a reasonable fee and subject to compliance with any applicable requirement of the TIA, require the Trustee to furnish within 10 days after delivering the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Securityholder, (ii) the aggregate principal amount of Securities owned by each registered Securityholder and (iii) the aggregate principal amount of outstanding Securities, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain (1) the name, address and occupation of the requesting Securityholder, (2) where the requesting Securityholder is a corporation, its name and address for service and (3) a statement that the list will not be used except in connection with an effort to influence the voting of the Securityholders, an offer to acquire Securities or any other matter relating to the Securities or the affairs of the Company. Where the requesting Securityholder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Securityholder.

        Section 7.14    Initial Appointment of Trustee.    The Company hereby appoints Deutsche Bank Trust Company Americas as the initial Trustee, and Deutsche Bank Trust Company Americas hereby accepts such appointment.

ARTICLE VIII
Discharge of Indenture; Defeasance

        Section 8.01    Discharge of Liability on Securities; Defeasance.    (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08) for cancellation or (2) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay all outstanding principal and other amounts, if any, payable on the Securities, including interest thereon to maturity (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

        (b)   When all outstanding Securities will become due and payable at their scheduled maturity within one year and the Company irrevocably deposits with the Trustee funds sufficient to pay all outstanding principal and other amounts, if any, payable on the Securities, including interest thereon to maturity (other than Securities replaced pursuant to Section 2.08), and if the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.

        Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates, subject to Section 8.06.

        (c)   Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article 8 and to convert or purchase the Securities pursuant to the terms of any supplemental indenture hereto shall survive until all the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

        (d)   The Company may exercise its option under Section 8.01(b) only

          (1)   if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on, all the Securities to maturity or due date of such payments in accordance with this Indenture and the Securities;

          (2)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations, plus any deposited money without investment will provide Cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or due date of such payments in accordance with this Indenture and the Securities;

          (3)   123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(5) or 6.01(6) occurs which is continuing at the end of the 123-day period;

          (4)   the deposit does not constitute a default under any other agreement binding on the Company;

          (5)   the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or if it does so constitute, is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6)   the Company shall have delivered to the Trustee (i) an Opinion of Counsel stating that since the date of this Indenture there has been a change in the applicable United States federal income tax law, or a ruling published by the United States Internal Revenue Service, and under such change in the applicable United States federal income tax law or ruling, defeasance and discharge will not result in, or be deemed to result in, a taxable event or any withholding tax with respect to the Securityholders; and

  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the discharge of the Securities as contemplated by this Article 8 have been complied with.

        Section 8.02    Defeasance.    The Securities shall not be subject to covenant defeasance.

        Section 8.03    Application of Trust Money.    (a) The Trustee shall hold in trust any money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

        (b)   During the term of this Indenture, the Trustee shall not have an obligation to invest or reinvest any money, U.S. Government Obligations or other securities deposited or received hereunder, except as specifically directed by the Company in writing. Any interest or other income received on such U.S. Government Obligations or other securities deposited or received hereunder, or from investment and reinvestment of the money, U.S. Government Obligations or other securities deposited or received hereunder shall become part of the property held hereunder and any losses incurred on such investment and reinvestment of such property shall be debited against the property held hereunder.

        Section 8.04    Repayment to Company.    The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

        Section 8.05    Indemnity for Government Obligations.    The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited money, U.S. Government Obligations or the principal and interest received on such money or U.S. Government Obligations.

        Section 8.06    Reinstatement.    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities and the Guarantors' obligations under their respective Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent are permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations deposited with and held by the Trustee or Paying Agent.

ARTICLE IX
Amendments

        Section 9.01     Without Consent of Holders.    The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

        (1)   to cure any ambiguity, omission, defect or inconsistency in this Indenture in a manner that does not adversely affect the rights of any Holder;

        (2)   to comply with Article 5;

        (3)   to add guaranties with respect to the Securities, including adding additional Guarantors, or to secure the Securities;

        (4)   to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Securities, to add Events of Default or to surrender any right or power herein conferred upon the Company or any Guarantor;

        (5)   to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

        (6)   to make any change that does not adversely affect the rights of any Securityholder; providedthat any amendment or supplement that is made solely to conform the provisions of this Indenture and the Securities to the description thereof contained in the Company's prospectus relating to the Securities dated June [    ], 2007 will be deemed not to adversely affect the rights of any Securityholder;

        (7)   to evidence the acceptance of appointment of a successor or separate Trustee;

        (8)   to evidence and provide for the acceptance of appointment by a successor or separate Trustee and to add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of this Indenture by additional Trustee;

        (9)   to establish the form or terms of Securities pursuant to Article 2 and to change the procedures for transferring and exchanging Securities so long as such change does not adversely affect the holders of any outstanding Securities (except as required by applicable securities laws); or

        (10) to provide for the issuance of Additional Securities as permitted by Section 2.15, which will have terms substantially identical to the other outstanding Securities except as specified in Section 2.15, and which will be treated, together with any other outstanding Securities, as a single issue of securities.

        In addition, the Company, the Guarantors and the Trustee may, without notice to or consent of any Securityholder, enter into the first supplemental indenture hereto in the form attached hereto as Annex A.

        After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        Section 9.02    With Consent of Holders.    The Company, the Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

        (1)   change the stated maturity of the principal of, or the date any installment of interest is due on, any Security;

        (2)   reduce the principal amount of, or interest on, any Security;

        (3)   reduce the amount of principal payable upon acceleration of the maturity of any Security;

        (4)   change the place or currency of payment of principal of, or interest on, any Security;

        (5)   impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

        (6)   reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

        (7)   reduce the percentage of the aggregate principal amount of the outstanding Securities required under Sections 6.04 and 6.05 hereof; and

        (8)   modify any of the provisions of this Section or Section 9.04, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section becomes effective, the Company shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture.

        Section 9.03    Compliance with Trust Indenture Act.    Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect and otherwise with applicable law.

        Section 9.04    Revocation and Effect of Consents and Waivers.    A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent, to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        Section 9.05    Notation on or Exchange of Securities.    If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and execute and the Trustee shall authenticate and deliver a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue, execute, authenticate or deliver a new Security shall not affect the validity of such amendment.

        Section 9.06    Trustee To Sign Amendments.    The Trustee shall sign any amendment, consent or waiver authorized pursuant to this Article 9 if the amendment consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, consent or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment consent or waiver is authorized or permitted by this Indenture.

        Section 9.07    Payment for Consent.    Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any Guaranty or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X
Guaranties

        Section 10.01    Guaranties.    Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of Securities and to the Trustee and its successors and assigns (a) the full and punctual payment of all of the principal of, and interest on, the Securities when due, whether at maturity, by acceleration or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

        In addition, each Guarantor waives (1) presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment and (2) notice of any default under the Securities or the Guaranteed Obligations, and agrees that the Holders of the Securities may exercise their rights of enforcement under its Guaranty without first exercising their rights of enforcement directly against the Company. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

        Each Guarantor further agrees that its Guaranty constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

        Except as expressly set forth in Sections 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

        Each Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or interest on, any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

        In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, or interest on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in Cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

        Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Guaranteed

Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

        Each Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of attorneys and other agents) incurred by the Trustee or any Holder in enforcing any rights under this Section.

        Section 10.02    Limitation on Liability.    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Section 10.03    Successors and Assigns.    This Article 10 shall be binding upon each Guarantor so providing a Guaranty and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

        Section 10.04    No Waiver.    Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article 10 or this Indenture at law, in equity, by statute or otherwise.

        Section 10.05    Modification.    No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

        Section 10.06    Release of Guarantor.    Upon (i) the sale or other disposition (including by way of consolidation, amalgamation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of a Guarantor or (ii) the sale or other disposition of all or substantially all the assets of such Guarantor or if (iii) at any time when no Default has occurred and is continuing, such Guarantor no longer guarantees any other debt of the Company or any other Guarantor, such Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder; provided, however, that, in each of cases (i) and (ii) above, such sale or disposition is to a Person other than the Company or any of its Affiliates. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

        Section 10.07    Contribution.    Each Guarantor that makes a payment under its Guaranty shall be entitled upon payment in full of all Guaranteed Obligations to a contribution from each other Guarantor so providing a Guaranty in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors so providing a Guaranty at the time of such payment determined in accordance with GAAP.

ARTICLE XI
Miscellaneous

        Section 11.01    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA or otherwise by applicable law, the required provision shall control.

        Section 11.02    Notices.    Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

        if to the Company or any Guarantor:

    Molson Coors Brewing Company
    1225 17th Street, Suite 3200
    Denver, Colorado 80202
    Attention: Chief Legal Officer
    Facsimile: (303) 279-6565

        if to the Trustee:

    Deutsche Bank Trust Company Americas
    60 Wall Street, 27th Floor—MS NYC60-2710
    New York, New York 10005
    Attention: Trust & Securities Services

        with copy to:

    Deutsche Bank National Trust Company
    25 DeForest Avenue
    Summit, New Jersey 07901

    Attn: Irina Golovashchuk
    Tel: 908-608-3162
    Fax: 732-578-4635

        The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        Section 11.03    Communication by Holders with Other Holders.    Securityholders may communicate pursuant to TIA section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

        Section 11.04    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

        (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 11.05    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

        (1)   a statement that the individual making such certificate or opinion has read and understands such covenant or condition;

        (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        Section 11.06    When Securities Disregarded.    In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

        Section 11.07    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable rules for action by or a meeting of Securityholders; provided that Securityholders representing a majority of the outstanding principal amount of the Securities shall be entitled to direct the Trustee to call such a meeting. The Registrar, the Paying Agent and the Conversion Agent may make reasonable rules for their functions.

        Section 11.08    Business Days.    If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

        Section 11.09    Governing Law.    This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 11.10    No Recourse Against Others.    A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        Section 11.11    Successors.    All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

        Section 11.12    Multiple Originals.    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        Section 11.13    Table of Contents; Headings.    The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        Section 11.14    Language of Notices, Etc.    Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the company of publication, or unless otherwise required by applicable law.

        Section 11.15    Submission to Jurisdiction.    Each of the Company and the Guarantors (i) submits for itself and its property in any legal action or proceeding relating to this Indenture, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address of the Authorized Agent it at its address set forth above at such other address of which the Trustee shall have been notified pursuant thereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        Section 11.16    Patriot Act.    The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MOLSON COORS BREWING COMPANY
By:

Name:
Title:
GUARANTORS:
MOLSON COORS CAPITAL FINANCE ULC
By:

Name:
Title:
COORS BREWING COMPANY
By:
Name:
Title:
COORS DISTRIBUTING COMPANY
By:
Name:
Title:
CBC HOLDCO, INC.
By:

Name:
Title:

MCBC INTERNATIONAL HOLDCO, INC.
By:

Name:
Title:

MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC Its General Partner
By:

Name:
Title:
MOLSON COORS INTERNATIONAL GENERAL, ULC
By:

Name:
Title:
COORS INTERNATIONAL HOLDCO, ULC
By:

Name:
Title:
MOLSON COORS CALLCO ULC
By:

Name:
Title:

COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC., Its General Partner
By:

Name:
Title:
COORS GLOBAL PROPERTIES, INC.
By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:

Name:
Title:
By:

Name:
Title:

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Molson Coors Brewing Company, as Issuer; The Guarantors Named Herein, as Guarantors; and Deutsche Bank Trust Company Americas, as Trustee INDENTURE Dated as of June [ ], 2007
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE I Definitions and Incorporation by Reference
ARTICLE II The Securities
ARTICLE III Redemption
ARTICLE IV Covenants
ARTICLE V Merger and Consolidation
ARTICLE VI Defaults and Remedies
ARTICLE VII Trustee
ARTICLE VIII Discharge of Indenture; Defeasance
ARTICLE IX Amendments
ARTICLE X Guaranties
ARTICLE XI Miscellaneous